UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 2, 2017

RenaissanceRe Holdings Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Renaissance House, 12 Crow Lane, Pembroke, Bermuda		HM 19
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-4513

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02. Departure of Directors or Certain Officers; Election of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 2, 2017, Ralph B. Levy, a member of the RenaissanceRe Holdings Ltd. (the “Company”) Board of Directors (the “Board”), announced his retirement from the Board effective August 2, 2017. Mr. Levy’s retirement did not involve any disagreement with the Company, the Company’s management or the Board.

(d) In order to fill the vacancies on the Board created by Mr. Levy’s retirement and the previously announced resignation of William F. Hagerty IV on July 20, 2017, the Board has appointed Duncan P. Hennes as a Class II director and Dr. Valerie Rahmani as a Class III director, effective August 2, 2017, each to serve until the Company’s 2018 Annual General Meeting of Shareholders, or until his or her earlier resignation or removal. The Board has determined that each of Mr. Hennes and Dr. Rahmani are independent in accordance with New York Stock Exchange rules and all other applicable laws, rules and regulations. Mr. Hennes has been appointed by the Board to its Compensation and Corporate Governance Committee (the “Compensation Committee”) and Dr. Rahmani has been appointed by the Board to its Audit Committee.

In connection with their appointments, Mr. Hennes and Dr. Rahmani will each enter into a director retention agreement with the Company pursuant to the Form of Director Retention Agreement, which was previously filed as Exhibit 10.38 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on March 31, 2003, and which is incorporated herein by reference. The director retention agreement requires the Company to indemnify directors to the fullest extent permitted by Bermuda law, except in certain limited circumstances.

On August 2, 2017, the Compensation Committee determined that, in accordance with the Company’s previously disclosed compensation program for non-employee directors, Mr. Hennes and Dr. Rahmani will receive a prorated 2017 annual cash retainer of $45,000 cash and a grant of restricted stock with a fair market value of $140,000, vesting in three equal annual installments beginning on March 1, 2018. The restricted stock grants were made on August 2, 2017 pursuant to the Company’s 2016 Long-Term Incentive Plan, which was previously filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 1, 2016 and the Form of Director Restricted Stock Agreement, which was previously filed as Exhibit 10.1(a) to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016, filed with the SEC on July 27, 2016, each of which is incorporated herein by reference.

There are no transactions with related persons involving either Mr. Hennes or Dr. Rahmani and the Company which would require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between either Mr. Hennes or Dr. Rahmani and any other person pursuant to which he or she was selected as a director.

The Company’s press release, issued August 2, 2017, announcing the retirement of Mr. Levy and the appointment of Mr. Hennes and Dr. Rahmani is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits.

99.1 Copy of the Company’s press release issued August 2, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RenaissanceRe Holdings Ltd.

August 2, 2017	By:	/s/ Stephen H. Weinstein

Name: Stephen H. Weinstein
Title: SVP, Group General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Copy of Press release dated August 2, 2017